Exhibit 10.9

THIRD AMENDMENT TO

CABELA’S INCORPORATED

1997 STOCK OPTION PLAN

THIS THIRD AMENDMENT of Cabela’s Incorporated 1997 Stock Option Plan is made and entered into this 2nd day of September, 2003.

W I T N E S S E T H :

WHEREAS, the Cabela’s Incorporated 1997 Stock Option Plan was approved and adopted by the shareholders of Cabela’s Incorporated, a Nebraska corporation (the “Company”) on January 24, 1997, as amended by that certain First Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated July 13, 2000, and as a amended by that Second Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated July 27, 2001 (collectively, the “Plan”);

WHEREAS, the directors and shareholders of the Company have approved revisions to Paragraph 7(h) as set forth with more specificity below; and

WHEREAS, in furtherance of the foregoing, the Company desires to adopt this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the undersigned hereby agree as follows:

1. The last sentence of Paragraph 6(h) is hereby deleted in its entirety and the following is inserted in its place:

Stock Restriction Agreement: Such Stock Restriction Agreement shall terminate upon events prescribed by the Committee which may include consummation of an initial public offering of the stock.

2. Except as modified herein, the Plan remains in full force and effect as written.

IN WITNESS WHEREOF, the undersigned has entered into this Third Amendment as on the date above written.

CABELA’S INCORPORATED

By:	/s/ Dennis Highby

President